Exhibit 99.1

Contact:
Global Logistics Acquisition Corp.	Brainerd Communicators, Inc.
Gregory E. Burns	Jeff Majtyka/Brad Edwards (Investors)
President, CEO	Jenna Focarino (Media)
(646) 495-5094	(212) 986-6667

Global Logistics Acquisition Corp. Announces Record Date and Date of

Special Meeting of Stockholders

New York, NY, November 29, 2007 – Global Logistics Acquisition Corporation (AMEX: GLA; GLA.U; GLA.WS) (“GLAC”), a public company organized for the purpose of acquiring an operating business, announced today that stockholders of record as of December 12, 2007 (the “Record Date”) will be invited to attend GLAC’s special meeting in lieu of annual meeting of stockholders to be held on January 8, 2008.

Stockholders of record will be asked to vote on six proposals, including (1) to consider and vote upon a proposal to approve the Stock Purchase Agreement, dated as of May 18, 2007, and amended on November 1, 2007, among GLAC, The Clark Group, Inc. (‘‘Clark’’) and the stockholders of Clark, which, among other things, provides for the acquisition of all of the outstanding capital stock of Clark for a total consideration of $75,000,000; (2) to consider and vote upon a proposal to approve an amendment to the certificate of incorporation of GLAC to change the name of GLAC from ‘‘Global Logistics Acquisition Corporation’’ to ‘‘Clark Holdings Inc.”; (3) to consider and vote upon a proposal to approve an amendment to the certificate of incorporation of GLAC to remove provisions that are no longer applicable to GLAC; (4) to consider and vote upon a proposal to approve an equity-based incentive compensation plan for directors, officers, employees, consultants and others; (5) to elect seven directors to GLAC’s board of directors, of whom two will serve until the annual meeting to be held in 2009, three will serve until the annual meeting to be held in 2010 and two will serve until the annual meeting to be held in 2011 and, in each case, until their successors are elected and qualified; and (6) to consider the adjournment, if necessary, of the special meeting to solicit proxies.

Ensuring Your Vote is Counted

In advance of the Record Date, GLAC advises holders of its securities to move these securities into accounts which do not permit the lending of securities, so called cash accounts or segregated accounts, and out of accounts that permit the lending of securities, such as margin accounts. These steps are designed to ensure that votes related to common and common shares beneficially owned by stockholders are properly counted. Beneficial owners of common shares that have been lent out (either with or without the beneficial owners’ knowledge) are not permitted to vote those shares.

About The Clark Group

Over its 30-year history, The Clark Group has built a position as the leading independent provider of value-added distribution, transportation management, and international air and ocean freight forwarding services to the print media industry.

About Global Logistics Acquisition Corporation

Global Logistics Acquisition Corporation, a publicly traded acquisition corporation, is focused solely on acquiring privately held transportation and logistics companies. The Company raised net proceeds of approximately $88 million through its initial public offering in February 2006 led by BB&T Capital Markets and EarlyBirdCapital, Inc. Please visit www.glacteam.com for more information.

Not a Proxy Statement

This press release is not a proxy statement or a solicitation of proxies from the holders of common stock of GLAC and does not constitute an offer of any securities of GLAC for sale. In connection with the proposed acquisition, GLAC has filed a preliminary proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT THAT WILL BE MAILED TO ALL STOCKHOLDERS OF RECORD BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT GLAC AND CLARK. Any solicitation of proxies will be made only by GLAC’s definitive proxy statement. Investors and security holders may obtain a free copy of the definitive proxy statement and other documents filed by GLAC at the Securities and Exchange Commission’s web site at www.sec.gov.

This press release may contain certain forward-looking statements including statements with regard to the future performance of GLAC. Words such as “believes,” “expects,” “projects,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements inherently involve certain risks and uncertainties that are detailed in GLAC’s filings with the Securities and Exchange Commission. GLAC undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.